UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2012

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2012, Life Partners Holdings, Inc. (“we”) announced the appointment of Colette C. Pieper, age 58, as our Chief Financial Officer (principal financial officer), effective November 19, 2012. We shall pay Ms. Pieper an annual salary of $165,000 and provide her with a standard benefit package, which includes a 401K retirement plan and healthcare insurance. She will be eligible for discretionary performance-based bonuses in amounts determined by the Compensation Committee.

There are no related party transactions between us and Ms. Pieper. There were no arrangements or understandings between Ms. Pieper and any other person pursuant to which she was appointed as Chief Financial Officer. Ms. Pieper is not related to any of our directors or executive officers by blood, marriage or adoption

Our press release announcing Ms. Pieper’s appointment is furnished as an exhibit and is posted on our website (www.lphi.com).

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated October 25, 2012, announcing CFO appointment

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2012

Life Partners Holdings, Inc.

By: /s/ R. Scott Peden

R. Scott Peden
Secretary and General Counsel

2

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page

99.1	Press release dated October 25, 2012, announcing CFO appointment	4

3